UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

Akoya Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40344	47-5586242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, 6th Floor Marlborough, MA (Address of principal executive offices)	01752 (Zip Code)

(855) 896-8401

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.00001 per share	AKYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2021, the board of directors (the “Board”) of Akoya Biosciences Inc. (the “Company”) approved an increase in the size of the Board from six (6) directors to seven (7) directors and elected Scott Mendel as a member of the Board’s third class of directors. In connection with the foregoing Board changes, on June 11, 2021, the Board determined to reconstitute its committees as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Scott Mendel (Chair)	Thomas Raffin (Chair)	Thomas Schnettler (Chair)
Thomas Schnettler	Scott Mendel	Garry Nolan
Matthew Winkler	Matthew Winkler	Robert Shepler

Mr. Mendel has over 25 years of financial and operational leadership experience. Mr. Mendel served as President and Chief Executive Officer and a member of the board of directors at GenMark Diagnostics, Inc. (“Genmark”), a molecular diagnostics company from May 2020 until its acquisition by Roche in April 2021. From May 2014 to May 2020, Mr. Mendel also served in various roles of ascending responsibility with GenMark, including as interim Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Prior to joining GenMark, Mr. Mendel served as the Chief Financial Officer of The Active Network, Inc., a global software as a service (SaaS) company that provides technology to organizers of events and activities, from March 2010 through its acquisition by the private-equity firm Vista Equity Partners in December 2013. Prior to joining The Active Network, Mr. Mendel held finance positions at General Electric, a diversified technology, media and financial services company, for over 20 years, including chief financial officer from March 2003 to March 2010 for General Electric’s Healthcare IT division, a leading provider of medical technologies and services. Mr. Mendel earned a B.S. in finance from Indiana University and an M.B.A. from Northwestern University’s Kellogg School of Management. The Board believes Mr. Mendel’s financial expertise and experience in the medical technology industry qualify him to serve as a director.

There is no arrangement or understanding between Mr. Mendel and any other person pursuant to which she or he was selected as a director of the Company, and there is no family relationship between Mr. Mendel and any of the Company’s other directors or executive officers.

Mr. Mendel will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for Mr. Mendel in connection with his service as a member of the Board.

The Board has determined that Mr. Mendel is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. There are no transactions between the Company and Mr. Mendel that are subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021	Akoya Biosciences, Inc.

	By:	/s/ Brian McKelligon
Brian McKelligon
Chief Executive Officer

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